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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 811-21413 of Floating Rate Income Strategies Fund, Inc. (the "Fund") on Form N-2 of our report dated October 22, 2003 appearing in the Prospectus, which is incorporated by reference into this Registration Statement. We also consent to the reference to us under the caption "Independent Auditors and Experts" in the Prospectus, which is also incorporated by reference into this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 28, 2003